                                                                    EXHIBIT 99.A

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                          LOWRANCE ELECTRONICS, INC.,

                         ORBITAL SCIENCES CORPORATION

                                      AND

                           ORBITAL MERGER SUB, INC.


                        Effective as of March 11, 1999

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I. THE MERGER...............................................................................     2

Section 1.1       The Merger.......................................................................      2
Section 1.2       Closing..........................................................................      2
Section 1.3       Effective Time...................................................................      2
Section 1.4       Effects of the Merger............................................................      2

ARTICLE II. THE SURVIVING CORPORATION..............................................................      3

Section 2.1       Certificate of Incorporation; Bylaws.............................................      3
Section 2.2       Directors and Officers...........................................................      3

ARTICLE III. CONVERSION OF SHARES..................................................................      3

Section 3.1       Conversion of Securities.........................................................      3
Section 3.2       Appraisal Rights.................................................................      4
Section 3.3       Payment of Merger Consideration..................................................      4
Section 3.4       Redemption of Series "A" Preferred Stock.........................................      6

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................      6

Section 4.1       Organization and Qualification...................................................      6
Section 4.2       The Company's Capitalization.....................................................      7
Section 4.3       Authority Relative to the Agreement..............................................      7
Section 4.4       Consents and Approvals; No Violation.............................................      8
Section 4.5       Reports and Financial Statements.................................................      8
Section 4.6       No Material Adverse Changes......................................................      9
Section 4.7       Litigation.......................................................................     10
Section 4.8       Taxes............................................................................     10
Section 4.9       Tax Basis........................................................................     12
Section 4.10      Employee Benefit Plans...........................................................     12
Section 4.11      Employment Matters...............................................................     14
Section 4.12      Intellectual Property............................................................     14
Section 4.13      Environmental Matters............................................................     15
Section 4.14      Title to Properties; Encumbrances................................................     15
Section 4.15      Permits and Licenses.............................................................     16
Section 4.16      Material Contracts and Commitments...............................................     16
Section 4.17      Insurance........................................................................     17
Section 4.18      Product Warranties...............................................................     17
Section 4.19      Certain Business Practices.......................................................     17
Section 4.20      Compliance with Laws.............................................................     17
Section 4.21      Brokers and Finders..............................................................     17
Section 4.22      Opinion of Financial Advisors....................................................     18
Section 4.23      Company Stockholders' Approval...................................................     18
Section 4.24      Information Supplied.............................................................     18

Section 4.25      Disclaimer of Additional and Implied Warranties..................................     18

ARTICLE V..........................................................................................     18

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............................................     18

Section 5.1       Organization and Qualification...................................................     18
Section 5.2       Authority Relative to the Agreement..............................................     19
Section 5.3       Consents and Approvals; No Violation.............................................     19
Section 5.4       Litigation.......................................................................     20
Section 5.5       Brokers and Finders..............................................................     20
Section 5.6       Information Supplied.............................................................     20
Section 5.7       Financing........................................................................     20
Section 5.8       Disclaimer of Additional and Implied Warranties..................................     21

ARTICLE VI. COVENANTS OF THE COMPANY, PARENT, AND MERGER SUB PRIOR TO THE EFFECTIVE TIME...........     21

Section 6.1       Conduct of Business by the Company Pending the Merger............................     21
Section 6.2       No Shopping......................................................................     22
Section 6.3       Conduct of Business by Parent Pending the Merger.................................     24

ARTICLE VII. ADDITIONAL AGREEMENTS.................................................................     25

Section 7.1       Obligations......................................................................     25
Section 7.2       Proxy Statement..................................................................     25
Section 7.3       Access to Information;  Confidentiality..........................................     25
Section 7.4       Indemnification of Company Directors, Officers and Employees.....................     26
Section 7.5       Certain Filings..................................................................     27
Section 7.6       Public Announcements.............................................................     28
Section 7.7       Further Assurances...............................................................     29
Section 7.8       Notices of Certain Events........................................................     29
Section 7.9       Company Stockholders' Meeting....................................................     30
Section 7.10      Expenses and Fees................................................................     30
Section 7.11      Employee Benefits................................................................     31
Section 7.12      Takeover Statute.................................................................     32
Section 7.13      Efforts to Consummate the Merger.................................................     32
Section 7.14      Assumption of Debt...............................................................     32

ARTICLE VIII.CONDITIONS TO THE MERGER..............................................................     32

Section 8.1       Conditions to the Obligations of Each Party......................................     32
Section 8.2       Conditions to the Obligations of Parent and Merger Sub...........................     33
Section 8.3       Conditions to the Obligations of the Company.....................................     33

ARTICLE IX.TERMINATION; AMENDMENT; WAIVER..........................................................     34

Section 9.1       Termination......................................................................     34
Section 9.2       Effect of Termination............................................................     36

ARTICLE X.MISCELLANEOUS............................................................................     36

Section 10.1      Non-Survival of Representations and Warranties; Representation, Warranties,
                  Covenants and Agreements of Merger Sub...........................................     36
Section 10.2      Entire Agreement; Assignment.....................................................     36
Section 10.3      Amendment and Modification.......................................................     37
Section 10.4      Waiver; Consents.................................................................     37
Section 10.5      Severability.....................................................................     37
Section 10.6      Notices..........................................................................     37
Section 10.7      Governing Law....................................................................     38
Section 10.8      Jurisdiction.....................................................................     38
Section 10.9      Descriptive Headings.............................................................     39
Section 10.10     Parties in Interest; No Third Party Beneficiary..................................     39
Section 10.11     Counterparts.....................................................................     39
Section 10.12     Incorporation by Reference.......................................................     39
Section 10.13     Interpretation...................................................................     39



EXHIBITS
--------

Exhibit A - Definitions

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

          THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), effective as of March 11, 1999, is entered into by and among
 ---------
Lowrance Electronics, Inc., a Delaware corporation (the "Company"), Orbital
                                                         -------
Sciences Corporation, a Delaware corporation ("Parent"), and Orbital Merger Sub,
                                               ------
Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger
                                                                       ------
Sub").
---

                                   RECITALS

          WHEREAS, the Company, Parent and Magellan Corporation, a majority owned subsidiary of Parent ("Magellan"), entered into an Agreement and Plan of Merger dated as of March 11, 1999 (the "Old Merger Agreement"), pursuant to which (i) Lowrance would have merged with and into Magellan, with Magellan as the surviving corporation and (ii) the Lowrance stockholders would have received a certain number of shares of common stock of Parent in exchange for their Shares (as defined in Section 3.1).
                      -----------

          WHEREAS, Magellan has assigned to Merger Sub all of its rights and obligations under the Old Merger Agreement, pursuant to an Assignment and Assumption Agreement dated as of August 26, 1999 by and between Magellan and Merger Sub.

          WHEREAS, each of Parent, Merger Sub and the Company believes that it is in its and its stockholders' best interests to amend and restate the Old Merger Agreement to be effective as of March 11, 1999, to provide that (i) Merger Sub shall merge with and into the Company, with the Company as the surviving corporation (the "Merger") and (ii) the Lowrance stockholders shall
                            -------
receive cash in exchange for their Shares as provided in Article III below.
                                                         -----------

          WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, Darrell J. Lowrance ("Principal Shareholder"), who beneficially owns 1,907,423 shares of common stock of the Company as of the date hereof, has entered into an Amended and Restated Stockholder Support Agreement (the "Amended Support Agreement") with
                                              -------------------------
Parent pursuant to which Principal Shareholder has agreed to vote all voting securities of the Company beneficially owned by him in favor of approval and adoption of this Agreement and the Merger.

          WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

          WHEREAS, certain terms used herein are defined in Exhibit A attached
                                                            ---------
hereto.

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                  ARTICLE I.
                                  THE MERGER

     Section 1.1 The Merger. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.3)
                      ----                                         -----------
Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation").
 ---------------------

     Section 1.2   Closing. The closing of the Merger (the "Closing") shall take
                                                            -------
place at the offices of Parent, 21700 Atlantic Boulevard, Dulles, Virginia 20166, or at such other place as Parent, Merger Sub and the Company shall agree, as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VIII. The date on which the Closing actually occurs is referred
         ------------
to herein as the "Closing Date."
                  ------------

     Section 1.3 Effective Time. The Merger shall become effective at such time (the "Effective Time") as a certificate of merger is filed with the
           --------------
Secretary of State of the State of Delaware in accordance with the DGCL (the "Certificate of Merger") or at such later time as may be agreed by Parent,
 ---------------------
Merger Sub and the Company and specified in the Certificate of Merger in accordance with applicable law. The Certificate of Merger shall be filed simultaneously with the Closing. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof, and in any event within five business days after the satisfaction, or waiver, of all conditions set forth in Article VIII hereof, subject to the terms
                                       ------------
and conditions hereof. Accordingly, subject to the provisions hereof, the parties shall use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement.

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the rights, privileges, powers, franchises and properties of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                                  ARTICLE II.
                           THE SURVIVING CORPORATION

     Section 2.1 Certificate of Incorporation; Bylaws. The certificate of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation and bylaws until amended as provided therein and under the DGCL.

     Section 2.2 Directors and Officers. The directors and officers of the Surviving Corporation shall be as designated in Schedule 2.2, and such directors
                                                ------------
and officers shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                 ARTICLE III.
                             CONVERSION OF SHARES

     Section 3.1   Conversion of Securities.

          (a) At the Effective Time, each share of common stock, par value $0.10 per share, of the Company ("Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's subsidiaries, (ii) Shares held by Parent, Merger Sub or any other subsidiary of Parent and (iii) Dissenting Shares (as defined in Section 3.2)) shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof, be converted into and represent the right to receive $7.30 in cash, without interest (the "Merger Consideration"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Merger Consideration contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (b) At the Effective Time, each outstanding share of the common stock, par value $.01 per share, of Merger Sub shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

          (c) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Merger Sub or any subsidiary of Parent, Merger Sub or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holder thereof, be canceled and cease to exist and no payment shall be made with respect thereto.

     Section 3.2 Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, Shares with respect to which appraisal rights have been demanded and perfected in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled only to such rights granted by the DGCL. Notwithstanding the preceding sentence, if any holder of Shares who demands appraisal of such Shares under the DGCL shall effectively withdraw such holder's demand for appraisal in accordance with Section 262 of the DGCL or becomes ineligible for such appraisal through failure to perfect or otherwise, then, as of the Effective Date or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall each be converted into and represent the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any written demands for appraisal and any other instrument received by the Company in connection therewith, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

     Section 3.3   Payment of Merger Consideration.

          (a) Concurrent with the Effective Time, Parent shall deposit with Bank Boston, N.A. or such other agent or agents as may be appointed by Parent and Merger Sub (the "Payment Agent") for the benefit of the holders of Shares, cash in the aggregate amount necessary to pay the Merger Consideration (such cash is hereinafter referred to as the "Merger Fund") payable pursuant to
Section 3.1 in respect of outstanding Shares.

          (b) As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted into the
                         ------------
right to receive the Merger Consideration pursuant to Section 3.1: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

          (c) Upon surrender of a Certificate for cancellation to the Payment Agent together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration which such holder has the right to receive pursuant to the provisions of this Article III and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this
Section 3.3.

          (d) In the event that any Certificate shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to this Agreement; provided, however, that Parent or the Payment Agent may also, in its discretion, require the delivery of a suitable bond or indemnity.

          (e) All Merger Consideration paid upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason they shall be canceled and exchanged as provided in this Article III.

          (f) Any portion of the Merger Fund that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such holder's Shares for the Merger Consideration in accordance with this Section 3.3 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such holder's Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (g) Parent shall have the right to demand that the Payment Agent return to Parent such portion of the Merger Fund that represents the Merger Consideration payable for Shares for which appraisal rights have been perfected and for which payment has been made pursuant to Section 262 of the DGCL.

          (h) Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of the Shares such amounts as it is required by regulations to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign law. To the extent that amounts are so withheld by Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

          (i) The Payment Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

     Section 3.4 Redemption of Series "A" Preferred Stock. Immediately prior to the Effective Time, the Company will redeem for cash all shares of the Series "A" Preferred Stock, par value $0.50 per share, of the Company (the "Series "A"
                                                                     ----------
Preferred Stock") issued and outstanding immediately prior to the Effective
------------
Time, upon delivery of the certificates(s) representing shares of the Series "A" Preferred Stock and such other documents as may reasonably be required by the Company and Parent. The holders of Series "A" Preferred Stock have agreed to surrender their Series "A" Preferred Stock to the Company for $4.625 per share of Series "A" Preferred Stock.

                                  ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Merger Sub as follows:

     Section 4.1   Organization and Qualification.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and would not reasonably be expected to result in a Material Adverse Effect on the Company. Each such jurisdiction in which the Company is so qualified is set forth on Schedule 4.1(a).
             --------------

          (b)      Schedule 4.1(b) contains a list of all Subsidiaries of the
                   --------------
Company, indicating in each case the name, type of entity, jurisdiction of organization and other jurisdictions in which it is authorized to do business and the owners of its capital stock. Each Subsidiary of the Company which is a corporation is duly incorporated, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets. Each Subsidiary of the Company which is not a corporation is duly organized and validly existing under all applicable laws and has all necessary power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets. Each Subsidiary of the Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and would not result in a Material Adverse Effect on the Company. Except for the capital stock of the Subsidiaries of the Company, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

          (c) True, correct and complete copies of the Company's Organizational Documents as of the date hereof and the Organizational Documents of each Subsidiary of the Company as of the date hereof have been delivered by the Company to Parent.

     Section 4.2 The Company's Capitalization. The authorized capital stock of the Company consists of (i) 10,000,000 Shares, and (ii) 300,000 shares of preferred stock of the Company, of which 230,000 shares are no par value per share (the "Company Preferred Stock"), and 70,000 shares are the Series "A" Preferred Stock. As of March 5, 1999, (i) 3,768,796 shares of the Shares were issued and outstanding, (ii) no shares of the Company Preferred Stock were issued and outstanding, and (iii) 70,000 shares of the Series "A" Preferred Stock were issued and outstanding (as of the Effective Time, such shares of Series "A" Preferred Stock will have been redeemed in accordance with Section
                                                                      -------
3.4). As of March 5, 1999, no Shares were held in the treasury of the Company
----
and (ii) no shares of the Company Preferred Stock or the Series "A" Preferred Stock were held in the treasury of the Company. Except as set forth on Schedule
                                                                       --------
4.2, there are no outstanding subscriptions, options, phantom stock, convertible
---
securities, rights, warrants, calls, irrevocable proxies or other agreements or commitments of any kind directly or indirectly obligating the Company to issue any security of or equity interest in the Company, or irrevocable proxies or any agreements restricting the voting or transfer of or otherwise relating to any security or equity interest in the Company or an agreement to do any of the foregoing. Except as set forth in this
Section 4.2, no shares of capital stock or other equity or voting securities of
-----------
the Company are issued, reserved for issuance or outstanding. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding. As of the date of this Agreement, there are no outstanding obligations of the Company or the Subsidiaries of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or the Subsidiaries of the Company. All of the outstanding shares of capital stock of the Company and all outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. All dividends declared prior to the date hereof have been paid.

     Section 4.3 Authority Relative to the Agreement. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the Company Required Statutory Approvals (as defined in
Section 4.4) and the approval of the stockholders of the Company ("Company
-----------                                                        -------
Stockholders' Approval") at a special meeting of the stockholders of the Company
----------------------
pursuant to the DGCL ("Company Stockholders' Meeting"). The execution and
                       -----------------------------
delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of the Company, and no further corporate actions or proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the performance of the obligations hereunder or the consummation of the transactions contemplated hereby, except for the Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

     Section 4.4  Consents and Approvals; No Violation.

          (a) Except for (i) filings as may be required by the HSR Act, (ii) the filing of the Proxy Statement (as defined in Section 7.2) with the SEC
                                                 -----------
pursuant to the Exchange Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "Company Required Statutory Approvals"), and (iv) as otherwise set forth on
 ------------------------------------
Schedule 4.4, no filing or registration with, no notice to, or consent or
------------
approval of any third party, including but not limited to, any Governmental Authority, creditor or other Person in a contractual relationship with the Company or any Subsidiary of the Company, is necessary in connection with the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder, or the consummation of the transactions contemplated hereby.

          (b)  Except as set forth on Schedule 4.4, the execution and delivery
                                      ------------
of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by the Company with the provisions hereof will not (i) conflict with or violate any provision of any Organizational Document of the Company or any Subsidiary of the Company; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any of their respective properties or assets may be bound;
(iii) violate or conflict with any provision of any Governmental Authorization or Legal Requirement binding upon the Company or any Subsidiary of the Company; or (iv) result in, or require, the creation or imposition of, any lien, mortgage, pledge, security interest or other encumbrance upon or with respect to any of the properties or assets now owned or used by the Company or any Subsidiary of the Company, except in the instances of clauses (ii), (iii) and
(iv) as would not have a Material Adverse Effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     Section 4.5  Reports and Financial Statements.

          (a) The Company has made available to Parent copies of its (a) Annual Reports on Form 10-K for the fiscal year ended July 31, 1998 and for each of the two immediately preceding fiscal years, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) since January 1, 1996 and (ii) any actions by written consent in lieu of a stockholders' meeting since January 1, 1996, until the date hereof, if any, and (c) all other reports, including quarterly reports, or registration statements filed by the Company with the SEC since January 1, 1996 (other than Registration Statements filed on Form S-8) (the documents referred to in clauses
(a), (b) and (c), including the exhibits filed therewith, are collectively referred to as the "Company SEC Reports").
                    -------------------

          (b) The Company has filed all forms, reports, statements and other documents required to be filed by it with the SEC since January 1, 1996. No Subsidiary of the Company is required to file any report, form or other document with the SEC. As of their respective dates, the Company SEC Reports complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder applicable to such Company SEC Reports.

          (c) As of their respective dates (and as of the effective date of any registration statement as amended or supplemented filed by the Company), the Company SEC Reports did not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in such Company SEC Reports

(collectively, the "Company Financial Statements") have been prepared in
                    ----------------------------
accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein that are not material in amount or effect.

          (e) Neither the Company nor any of its Subsidiaries has any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or disclosed or reserved against in, a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (a) debts, liabilities and obligations that were so reserved on, or disclosed or reflected in, the consolidated balance sheet of the Company and its Subsidiaries as of October 31, 1998 and the notes thereto, included in the Quarterly Report on Form 10-Q of the Company for the quarter then ended, or the consolidated balance sheet of the Company and its Subsidiaries as of July 31, 1998 and the notes thereto, included in the Annual Report on Form 10-K of the Company for the year then ended, and (b) debts, liabilities or obligations arising in the ordinary course of business since October 31, 1998.

     Section 4.6   No Material Adverse Changes. Except as set forth on Schedule
                                                                       --------
4.6 or as disclosed in the Company SEC Reports, since July 31, 1998 neither the
---
Company nor any Subsidiary has (i) issued or sold any of its respective capital stock or corporate debt obligations (other than checks, drafts, bills and notes issued in the ordinary course of its business consistent with past practice);
(ii) sold or granted any option, warrant or other right to purchase any of its respective capital stock; (iii) declared or set aside or paid any dividend or made any other distribution in respect of its respective capital stock, or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) made any payments or distributions pursuant to any tax sharing agreements or arrangements, except in the ordinary course of business consistent with past practices; (v) acquired, transferred or disposed of, or agreed to acquire, transfer or dispose of, any assets except in the ordinary course of business consistent with past practice; (vi) subjected any assets to any liens, other than liens for taxes not yet due and payable; (vii) suffered any damage, destruction or casualty loss that has caused or could reasonably be expected to cause a Material Adverse Effect on the Company, whether or not covered by insurance; (viii) suffered any strike, labor dispute or threatened labor dispute; (ix) guaranteed or assumed responsibility for any indebtedness or the performance of any other obligations other than those of the Company or its Subsidiaries; (x) operated the business of the Company or its Subsidiaries other than in, or entered into any material transactions or arrangements (including those effected for tax purposes) outside, the ordinary course of business consistent with past practice; (xi) made any material change in their accounting methods, principles or practices (except such change required by a concurrent change in GAAP); (xii) revalued any assets thereof in any material respect;
(xiii) entered into any material transaction with any director, officer or 5% shareholder of the Company or any Affiliate thereof other than in respect of compensation for services rendered; (xiv) increased or established any bonus, insurance, welfare, benefit, severance, pension, profit sharing retirement or other employee benefit plan or increased the compensation payable or to become payable to any employees, officers, directors or consultants of the Company or any of its Subsidiaries, which increase or establishment, individually or in the aggregate will result in a material liability; or (xv) made any loan, contribution or investment in any Person other than loans, contributions or investments in wholly-owned Subsidiaries made in the ordinary course of business, consistent with past practice. Since July 31, 1998 there has not been any event, occurrence or development which has had or reasonably could be expected to have a Material Adverse Effect with respect to the Company.

     Section 4.7   Litigation. Except as set forth on Schedule 4.7 or as
                                                      ------------
disclosed in the Company SEC Reports, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company or involving any of the properties or assets of the Company or any Subsidiary of the Company which would, if determined or resolved adversely to the Company or any Subsidiary in accordance with the plaintiff's demands, or would reasonably be expected to, have a Material Adverse Effect on the Company.

     Section 4.8   Taxes. Except as set forth on Schedule 4.8 or as disclosed in
                                                 ------------
the Company SEC Reports:

          (a) The Company and its Subsidiaries have timely filed (or there has been filed on their behalf) with the appropriate Governmental Authorities all Tax Returns that each of them was required to file on or before the Closing Date. All such Tax Returns were correct and complete in all material respects, and all such Tax Returns properly reflected the respective liabilities of the Company and its Subsidiaries for Taxes for the periods covered thereby. All Taxes shown as due on the heretofore described Tax Returns have been timely paid. Neither the Company nor any Subsidiary of the Company is currently the beneficiary of any extension of time within which to file any Tax Return.

          (b) Neither the Company nor any Subsidiary of the Company has received any notice of deficiency or assessment or proposed deficiency or assessment in connection with any Tax Return, and there are not any pending Tax examinations of, or claims served against, the Company or any Subsidiary of the Company. There is no material dispute or claim concerning any Tax liability of the Company or any Subsidiary of the Company either claimed or raised by any authority in writing and there is no material dispute or claim concerning any Tax liability of the Company or any Subsidiary of the Company proposed or threatened (whether orally or in writing) by any Governmental Authority. The Company has made available to Parent true and correct copies of all federal and state Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary of the Company for all open Tax years. Neither the Company nor any Subsidiary of the Company has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes; neither the Company nor any Subsidiary of the Company has requested any extension of time within which to file any Tax Return which is currently pending and neither the Company nor any Subsidiary of the Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No material claim has ever been made by a Governmental Authority in a jurisdiction where either the Company or a Subsidiary of the Company does not file Tax Returns that the Company or a Subsidiary of the Company is or may be subject to taxation by that jurisdiction. None of the assets of the Company or a Subsidiary of the Company (i) are required to be treated as being owned by another Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (ii) secures any debt the interest on which is tax-exempt under Code Section 103(a) or (iii) is tax-exempt use property within the meaning of Code Section 168(h).

          (c) Neither the Company nor any Subsidiary of the Company has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any Subsidiary of the Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Subsidiary of the Company is party to any Tax allocation or sharing agreement. Neither the Company nor any Subsidiary of the Company has agreed or is required to make any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method initiated by either the Company or any Subsidiary of the Company and the Internal Revenue Service has not proposed any such adjustment or change in accounting method. Neither the Company nor any Subsidiary of the Company has made any payments, nor is any of them obligated to make any payments, nor is any of them a party to any agreement that could obligate one or more of them to make any payments that will not be deductible under Section 280G of the Code. Neither the Company nor any Subsidiary of the Company (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (d) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for Tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

     Section 4.9 Tax Basis. The adjusted tax basis of the Company's assets exceed the amount of the Company's liabilities.

     Section 4.10  Employee Benefit Plans.

          (a)      Schedule 4.10(a) contains a list of all "employee pension
                   ---------------
benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein
                                   -----
as the "Company Pension Plans"), "employee welfare benefit plans" (as defined
        ---------------------
in Section 3(1) of ERISA, hereinafter a "Company Welfare Plan"), "employee
                                         --------------------
benefit plans"(as defined in Section 3(3) of ERISA, hereinafter an "Employee
                                                                    --------

Benefit Plan," employment, consulting, severance, stock option, stock purchase,
------------
incentive, deferred compensation plans or arrangements, vacation, change in control, stay-on bonus plans or arrangements, and other material employee compensation and fringe benefit plans or agreements, whether oral or in writing, which is entered into, maintained or contributed to or required to be contributed to by the Company or an "ERISA Affiliate" (as hereinafter defined) or under which the Company or any ERISA Affiliate may incur any liability (collectively, the "Company Benefit Plans"). The Company upon request has made
                    ---------------------
available to Parent true, complete, and correct copies of (i) each Company Benefit Plan and any subsequently adopted amendments thereto, (ii) for the three most recent plan years, annual reports on Form 5500 required to be filed with respect to each Company Benefit Plan, (iii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required (with all summaries of material modifications provided after the most recent summary plan description was distributed), (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan and
(v) each favorable determination letter from the Internal Revenue Service with respect to each Company Benefit Plan that is intended to be qualified under
Section 401(a) of the Code. For purposes of this Section 4.10, "ERISA Affiliate"
                                                                ---------------
shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Code Section 414(b), (c) or (m).

          (b) All Company Benefit Plans are and have been administered in material compliance with their terms and all applicable Legal Requirements, including, without limitation, ERISA and the Code. No event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on the Company. There are no pending or, to the Company's or any of its Subsidiary's Knowledge, threatened investigations by any Governmental Authority, termination proceedings, or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), Proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan.

          (c) No Company Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (hereinafter, a "Multiemployer Plan").
                                                        ------------------
Neither the Company nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability contingent or otherwise (including, but not limited to, the obligation pursuant to an agreement entered into in accordance with Section 4204 of ERISA) of the Company or any ERISA Affiliate. If, as of the Closing Date, the Company (and all ERISA Affiliates) were to withdraw from all Multiemployer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no liabilities to such plans under Title IV of ERISA.

          (d) Each of the Company Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and each related trust agreement, annuity contract or other funding instrument related thereto that is intended to be qualified and tax exempt under Sections 401(a) (or 403(a), as appropriate) and 501(a) of the Code is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date.

          (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) except as set forth on Schedule 4.10(e), result in any payment under any Company Benefit Plan
         ----------------
(including, without limitation, severance or unemployment compensation) becoming due to any Person; (ii) result in the creation of a right or the acceleration of vesting under any Company Benefit Plans; or (iii) materially increase any benefits otherwise payable under any Company Benefit Plan.

          (f) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any ERISA Affiliate that, individually or collectively, provides for the payment of any amount (i) that is not deductible under Code Sections 162(a)(1) or 404 or (ii) that is an "excess parachute payment" pursuant to Code Section 280G.

          (g) Neither the Company nor any plan fiduciary of any Company Benefit Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction" as defined in Code Section 4975(c)(1), for which no exemption exists under Section 408 of ERISA or Code Section 4975(c)(2) or
(d), or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. The Company has not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Company Benefit Plan (or other employee benefit plan subject to ERISA) and has not been assessed any civil penalty under Sections 502(1) of ERISA.

     Section 4.11   Employment Matters. Except as set forth on Schedule 4.11 or
                                                               -------------
as disclosed in the Company SEC Reports, there are no agreements with labor unions or associations representing employees of the Company or any Subsidiary of the Company. No material work stoppage against the Company or any Subsidiary of the Company is pending or, to the Knowledge of the Company, threatened. Neither the Company nor any Subsidiary of the Company is involved in or, to the Knowledge of the Company, is threatened with any material labor dispute or similar material Proceeding relating to labor matters involving the employees of the Company or any Subsidiary of the Company (excluding routine workers' compensation claims). There is no pending, or to the Knowledge of the Company, threatened, charge or complaint against the Company or any Subsidiary of the Company by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect on the Company.

     Section 4.12   Intellectual Property. Schedule 4.12(a) sets forth with
                                           ----------------
respect to the proprietary rights of the Company and each Subsidiary of the
Company: (i) for each patent and patent application, as applicable, the number and normal expiration date, or the application number and date of filing, (ii) for each registered trademark, tradename or service mark, the application serial number or registration number, the application or issue date, the next renewal date (if applicable), and the class of goods covered, and a listing of all unregistered trademarks,

(iii) for each registered copyright, the year of creation or date of first publication of the work, the number of registration for each country in which a copyright application has been registered, (iv) for each registered mask work, the registration number and date of registration and (v) all such proprietary rights in the form of licenses. True and correct copies of all such listed proprietary rights (including all pending applications and application related documents and materials) owned, controlled or used by or on behalf of Company or any Subsidiary of the Company or in which the Company or any Subsidiary of the Company has any interest whatsoever have been provided or made available to Parent.

          (a) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and its Subsidiaries as currently conducted, except as would not have a Material Adverse Effect on the Company.

          (b)  Except as disclosed in Schedule 4.12(b) or as would not have a
                                      ----------------
Material Adverse Effect on the Company: (i) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Rights"); (ii) no claims
                 ----------------------------------------
with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company and its Subsidiaries (the "Company Intellectual Property
                                                -----------------------------
Rights"), any trade secret material to the Company, or Third-Party Intellectual
------
Property Rights to the extent arising out of any use, reproduction or distribution of such Third-Party Intellectual Property Rights by or through the Company or any of its Subsidiaries, are currently pending or, to the Knowledge of the Company, threatened by any Person; and (iii) the Company has no Knowledge of any valid grounds for any bona fide claims (1) to the effect that the manufacture, sale, licensing or use of any products as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (2) against the use by the Company or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (3) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (4) challenging the license or legal enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries.

     Section 4.13   Environmental Matters. Except as set forth on Schedule 4.13
                                                                  -------------
or as disclosed in the Company SEC Reports, (i) the Company has not received any notice of violation relating to the failure of any Company Business Facility to comply with Environmental Laws, other than violations that would not reasonably be expected to have a Material Adverse Effect and (ii) there are no existing or pending Proceedings asserted by any Governmental Authority or other third party relating to any Environmental Laws at any Company Business Facility, except that which would not have a Material Adverse Effect. The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. Except as disclosed on Schedule 4.13, there are no present or past Environmental Conditions in any way relating to the business of the Company or any of its Subsidiaries, any properties or facilities currently or formerly managed by the Company or any of its Subsidiaries.

     Section 4.14   Title to Properties; Encumbrances. Schedule 4.14 lists all
                                                       -------------
real properties owned or leased by the Company or any of its Subsidiaries. The Company and its Subsidiaries have good and valid title to all of the properties, assets, real and personal, reflected as owned in the books and records of the Company and the Company Financial Statements and all properties and assets purchased or otherwise acquired by the Company or any Subsidiary of the Company since July 31, 1998, except for those properties and assets disposed of in the ordinary course of business since July 31, 1998. None of the properties or assets owned by the Company or its Subsidiaries is subject to any lien, mortgage, pledge, security interest or other encumbrance arising by, through or under the Company or its Subsidiaries, except (i) liens, mortgages, pledges, security interests or other encumbrances securing liabilities or obligations shown on the Company Financial Statements, with respect to which no default (or circumstance which with notice or lapse of time or both would constitute a default) presently exists, (ii) liens, mortgages, pledges, security interests or other encumbrances incurred in connection with the purchase of property or assets after July 31, 1998, with respect to which no default (or circumstance which with notice or lapse of time or both would constitute a default) exists,
(iii) liens, mortgages, pledges, security interests or other encumbrances described in Schedule 4.14, (iv) liens for taxes, assessments or governmental
             -------------
charges or levies which are not delinquent, and (v) liens, mortgages, pledges, security interests or other encumbrances that do not materially interfere with the Company's and its Subsidiaries' use and enjoyment of the assets encumbered thereby. There are no pending or to the Knowledge of the Company, threatened condemnation proceedings against or affecting any material properties or assets of the Company or any of its Subsidiaries is subject to any commitment or other arrangement for its sale to a third party outside of the ordinary course of business. All leases under which the Company or its Subsidiaries lease any real property have been made available to Parent and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing default or event which with notice or lapse of time or both would become a default by or on behalf of the Company or its Subsidiaries, except for any default which would not have a Material Adverse Effect on the Company.

     Section 4.15   Permits and Licenses. Except as set forth in Schedule 4.15,
                                                                 -------------
the Company and each Subsidiary of the Company have all material permits, licenses, certificates and authorities including all Governmental Authorizations (collectively, "Permits") from Governmental Authorities required to own, lease
                -------
and operate their properties and conduct their businesses as they are now being conducted, except for Permits the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect. Such Permits (i) are in full force and effect unimpaired by any act or omission of the Company or any Subsidiary of the Company, or their employees or agents, and (ii) have not been suspended or revoked. The

Company and each Subsidiary of the Company have complied with, and will continue to comply with, the terms of the Permits until Closing, except for any failure to comply which would not reasonably be expected to result in a Material Adverse Effect on the Company.

     Section 4.16   Material Contracts and Commitments. Except as set forth on
Schedule 4.16 or disclosed in the Company SEC Reports, neither the Company nor
-------------
any of its Subsidiaries is a party to, or is bound by (a) any material agreement, indenture, or other instrument relating to the borrowing of money by the Company or any of its Subsidiaries or the guarantee by the Company or any of its Subsidiaries of any such obligation or (b) any other contract or agreement or amendment thereto that (i) is required to be filed by the Company with the SEC pursuant to Item 601 of Regulation S-K, (ii) places any material restrictions on the right of the Company or any of its Subsidiaries to engage in any material business activity currently conducted, or (iii) is otherwise material to the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole (collectively, the "Company
                                                                   -------
Contracts"). Except as set forth on Schedule 4.16, neither the Company nor any
---------                           -------------
nor any of its Subsidiaries is in default under any Company Contract, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default, other than defaults which in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 4.17 Insurance. Schedule 4.17 sets forth a list of all insurance
                             -------------
policies issued in favor of the Company or its Subsidiaries which relate to the business of the Company or its Subsidiaries, and all such policies are currently in force and effect.

     Section 4.18 Product Warranties. As of January 31, 1999, the Company's reserve for its obligations under its express warranties covering its products sold was $1,010,000.

     Section 4.19 Certain Business Practices. Neither the Company, any of its Subsidiaries, nor, to the Company's Knowledge, any directors, officers, agents or employees of the Company or any of its Subsidiaries, (i) has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) has made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iii) has made any other payment prohibited by applicable law; or (iv) in the case of the Company, any of its Subsidiaries or any of its officers or key employees, is a party to or bound by any noncompetition or similar agreement or obligation with any third party, which restricts its or his or her business practices.

     Section 4.20 Compliance with Laws. The conduct of the business of the Company and its Subsidiaries complies with all applicable Legal Requirements (other than Environmental Laws which are governed solely by Section 4.13),
                                                            ------------
except for violations or failures to so comply, if any, that would not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 4.21 Brokers and Finders. Except for the fees and expenses payable to Chase Securities Inc. ("Chase Securities"), which fees are reflected
                                   ----------------
in its agreement with the Company (a copy of which has been delivered to Parent), the Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to Chase Securities, there is no claim for payment by the Company of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.22 Opinion of Financial Advisors. The Company has received the opinion of American Appraisal Associates dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a copy of the written opinion will be delivered to Parent and Merger Sub promptly after its receipt by the Company, but in any event not later than three business days after the date of this Agreement.

     Section 4.23 Company Stockholders' Approval. The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is 63 1/3% of the outstanding shares of the Shares.

     Section 4.24 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in the Proxy Statement will, at the date mailed to stockholders and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 4.25 Disclaimer of Additional and Implied Warranties. The Company is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article IV of this Agreement.
                                               ----------

                                  ARTICLE V.

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub represent and warrant to the Company as follows:

     Section 5.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and would not reasonably be expected to result in a Material Adverse Effect on Parent. Each such jurisdiction in which Parent is so qualified is listed on Schedule 5.1.
                                    ------------

     Section 5.2 Authority Relative to the Agreement. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the Parent Required Statutory Approvals (as defined in Section 5.3). The execution and delivery of this
                         -----------
Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Parent and Merger Sub and by Parent, as the sole stockholder of Merger Sub and no further corporate actions or proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement, the performance of the obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

     Section 5.3    Consents and Approvals; No Violation.


               (a)  Except for (i) filings as may be required by the HSR Act,
(ii) filings required pursuant to federal and state securities laws and regulations of the New York Stock Exchange, Inc., (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "Parent Required Statutory Approvals"), and (iv) as
                    -----------------------------------
otherwise set forth on Schedule 5.3, no filing or registration with, no notice
                       ------------
to, or consent or approval of any third party, including, but not limited to, any Governmental Authority, creditor or other Person in a contractual relationship with Parent or Merger Sub, is necessary in connection with the execution and delivery of this Agreement by Parent or Merger Sub, the performance of its obligations hereunder, or the consummation of the transactions contemplated hereby.

               (b)  Except as set forth on Schedule 5.3, the execution and
                                           ------------
delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by Parent and Merger Sub with any of the provisions hereof will not (i) conflict with or violate any provision of the respective Organizational Document of Parent and Merger Sub; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which Parent or any Subsidiary of Parent is a party or by which Parent or any Subsidiary of Parent or any of their respective properties or assets may be bound; (iii) violate or conflict with any provision of any Governmental Authorization or Legal Requirement binding upon Parent or any

Subsidiary of Parent; or (iv) result in, or require, the creation or imposition of, any lien, mortgage, pledge, security interest or other encumbrance upon or with respect to any of the properties or assets now owned or used by Parent or any Subsidiary of Parent, except as may be required in connection with the assumption by a Subsidiary of Parent of the indebtedness of the Company, and except in the instances of clauses (ii), (iii) and (iv) as would not reasonably be expected to have a Material Adverse Effect on Parent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

     Section 5.4    Litigation.  Except as set forth on Schedule 5.4 or as
                                                        ------------
disclosed in all forms, reports and documents filed by Parent with the SEC since January 1, 1996, there are no Proceedings pending or, to the Knowledge of Parent, threatened against Parent or any Subsidiary of Parent or involving any of the properties or assets of Parent or any Subsidiary of the Parent that seek to restrain or enjoin the consummation of the Merger or which would, if determined or resolved adversely to the Parent or any Subsidiary in accordance with the plaintiff's demands, reasonably be expected to have a Material Adverse Effect on the Parent.

     Section 5.5 Brokers and Finders. Neither Parent nor Merger Sub has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of Parent or Merger Sub to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. There is no claim for payment by Parent or Merger Sub of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     Section 5.6 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporated by reference in the Proxy Statement will, at the date mailed to stockholders and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading.

     Section 5.7 Financing. Parent or Merger Sub has sufficient capital resources to enable Merger Sub to effect the Merger as contemplated herein at the Effective Time.

     Section 5.8 Disclaimer of Additional and Implied Warranties. Each of Parent and Merger Sub is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article V
                                                                      ---------
of this Agreement.

                                  ARTICLE VI.
               COVENANTS OF THE COMPANY, PARENT, AND MERGER SUB
                          PRIOR TO THE EFFECTIVE TIME

     Section 6.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, from the date of this Agreement until the Effective Time, unless Parent and Merger Sub shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

          (a) The business of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and in compliance in all material respects with all applicable Legal Requirements;

          (b) The Company shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, or permit any Subsidiary of the Company to issue, sell, pledge, dispose of or encumber, (A) any capital stock of the Company or any of its Subsidiaries except for the redemption of the shares of Series "A" Preferred Stock outstanding as set forth in Section 3.4 or (B) other than in the ordinary course of business and
   -----------
consistent with past practice and not relating to the borrowing of money, any assets of the Company or any of its Subsidiaries; (ii) amend or propose to amend the respective Organizational Documents of the Company or any of its Subsidiaries; (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding, except for dividends by the Company's Subsidiaries to the Company;
(iv) redeem, purchase or acquire or offer to acquire, or permit any of its Subsidiaries to redeem, purchase or acquire or offer to acquire, any of its or their capital stock except for the redemption of the Series "A" Preferred Stock as set forth in Section 3.4; or (v) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this
Section 6.1(b);
--------------

          (c) The Company shall not, and shall not permit any Subsidiary of the Company to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any Subsidiary of the Company or guarantee any debt securities of other Persons other than indebtedness of the Company or any Subsidiary of the Company to the Company or any Subsidiary of the Company and other than in the ordinary course of business, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or any Subsidiary of the Company to or in the Company or any Subsidiary of the Company or (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (ii) and (iii), loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

          (d)  Except as disclosed on Schedule 4.16, the Company shall not, and
                                      -------------
shall not permit any Subsidiary of the Company to, (i) increase the compensation payable or to become payable to any of its executive officers or employees or
(ii) take any action with respect to the grant of any severance or termination pay, or stay, bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of this Agreement), except any such increases or grants made in the ordinary course of business and in accordance with past practice.

          (e) The Company shall use reasonable efforts (i) to preserve intact the business organization of the Company and each of its Subsidiaries; (ii) to maintain in effect any franchises, authorizations or similar rights of the Company and each of its Subsidiaries; (iii) to keep available the services of its and their current officers and key employees; (iv) to preserve the goodwill of those having business relationships with it and its Subsidiaries; (v) to maintain and keep its properties and the properties of its Subsidiaries in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty; and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and its Subsidiaries;

          (f) The Company shall not make or agree to make, or permit any of its Subsidiaries to make or agree to make, any new capital expenditure other than those made in accordance with the 1999 Operating and Capital Budget approved by the Company's Board of Directors;

          (g) The Company shall and shall cause its Subsidiaries to perform in all material respects their respective obligations under any contracts and agreements to which any of them is a party or to which any of their assets is subject, except to the extent such failure to perform would not result in a Material Adverse Effect, and except for such obligations as the Company or its Subsidiaries in good faith may dispute; and

          (h) The Company shall not, and shall not permit any Subsidiary of the Company to, take any action that could reasonably be expected to result in (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
Article VIII not being satisfied.
------------

     Section 6.2    No Shopping.

          (a) The Company represents and warrants to and covenants and agrees with Parent and Merger Sub that neither the Company nor any of the Subsidiaries has any agreement, arrangement or understanding with any potential acquiror that, directly or indirectly, would be violated, or require any payments, by reason of the execution, delivery and/or consummation of this Agreement.

          (b) The Company shall, and shall cause its Subsidiaries and its and their officers, employees, investment bankers, attorneys and other agents and representatives to, immediately cease any existing discussions or negotiations with any Person other than Parent and Merger Sub (a "Third Party") heretofore
                                                     -----------
conducted with respect to any Company Acquisition Proposal (as defined below). The Company shall not, and shall cause its Subsidiaries and its and their respective officers, directors, employees, investment bankers, attorneys and other agents and representatives not to, directly or indirectly (x) solicit, initiate, continue, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries, proposals or offers from any Third Party with respect to, or that could reasonably be expected to lead to, any acquisition or purchase of a material portion of the assets or business or a 25% or more voting equity interest in (including by way of a tender offer) or any amalgamation, merger, consolidation or business combination with, or any recapitalization or restructuring, or any similar transaction involving, the Company or any of its Subsidiaries (the foregoing being referred to as a "Company Acquisition Proposal") or (y) negotiate, explore or otherwise
 ----------------------------
communicate in any way with any Third Party with respect to any Company Acquisition Proposal, or enter into, approve or recommend any agreement, arrangement or understanding requiring the Company to abandon or fail to consummate the Merger or any other transaction contemplated hereby.

          (c)  Notwithstanding anything to the contrary in the foregoing clause
(b), the Company may in response to an unsolicited written proposal with respect to a Company Acquisition Proposal, from a Third Party (i) furnish or disclose non-public information to such Third Party and (ii) negotiate, explore or otherwise communicate with such Third Party, in each case only if (A) the Board of Directors of the Company by majority vote determines in good faith upon considering the advice of outside counsel that failing to take such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company under applicable law (the Company Acquisition Proposal meeting the requirements of this clause (A), a "Superior Proposal"), (B) prior to
                                    -----------------
furnishing or disclosing any non-public information to, or entering into discussions or negotiations with, such Third Party, the Company receives from such Third Party an executed confidentiality agreement with terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement between the Company and Parent (the "Confidentiality
                                                               ---------------
Agreement"), but which confidentiality agreement shall not provide for any
---------
exclusive right to negotiate with the Company or any payments by the Company and
(C) the Company advises Parent and Merger Sub of all such non-public information delivered to such Third Party concurrently with such delivery; provided however, that the Company shall not, and shall cause its Affiliates not to, enter into a definitive agreement with respect to a Superior Proposal unless (w) the Company has given Parent and Merger Sub five business days notice of its intention to enter into such definitive agreement, (x) if Parent and Merger Sub make a counter-proposal within such five business day period, the Board of Directors of the Company shall have determined, in light of any such counter-proposal, that the Third Party's proposal is still a Superior Proposal, (y) the Company concurrently terminates this Agreement in accordance with the terms hereof and pays any termination fees required under Section 7.10 and agrees to pay any
                                         ------------
other amounts required under such Section and (z) such agreement permits the Company to terminate it if it receives a Superior Proposal, such termination and related provisions to be on terms no less favorable to the Company, including as to fees and reimbursement of expenses, as those contained herein.

          (d) The Company shall promptly (but in any event within one day of the Company becoming aware of same) advise Parent and Merger Sub of the receipt by the Company, any of its Subsidiaries or any of its bankers, attorneys or other agents or representatives of any inquiries or proposals relating to a Company Acquisition Proposal and any actions taken pursuant to subsection (c) above. The Company shall promptly (but in any event within one day of the Company becoming aware of same) provide Parent and Merger Sub with a copy of any such inquiry or proposal in writing and a written statement with respect to any such inquiries or proposals not in writing, which statement shall include the identity of the parties making such inquiries or proposal and the material terms thereof. The Company shall, from time to time, promptly (but in any event within one day of the Company becoming aware of same) inform Parent and Merger Sub of the status and content of and development with respect to any discussions regarding any Company Acquisition Proposal with a third party, including (i) the calling of meetings of the Board of Directors of the Company to take action with respect to such Company Acquisition Proposal, (ii) the execution of any letters of intent, memoranda of understanding or similar non-binding agreements with respect to such Company Acquisition Proposal, (iii) the waiver of any standstill agreement to which the Company is or becomes a party, (iv) the determination by the Board of Directors of the Company to recommend to the stockholders of the Company that they approve or accept a Superior Proposal or withdraw or modify in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement or the Merger, (v) the determination by the Company to publicly disclose receipt of a Superior Proposal and (vi) the waiver by the Company of any confidentiality agreement with a Person proposing a Superior Proposal. For the avoidance of doubt, the Company agrees that it will not enter into any definitive agreement with respect to a Superior Proposal unless and until Parent and Merger Sub have been given notice of the identity of the party making such Superior Proposal, the terms thereof and developments referred to in the preceding sentence and the intent to enter into such a definitive agreement at least five business days prior to the entering into such agreement.

     Section 6.3 Conduct of Business by Parent Pending the Merger. Parent covenants and agrees that, from the date of this Agreement until the Effective Time, unless the Company shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, take any action that could reasonably be expected to result in (i) any of the respective representations or warranties of the Parent and Merger Sub set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VIII not being satisfied.

                                 ARTICLE VII.
                             ADDITIONAL AGREEMENTS

     Section 7.1 Obligations. The Company, Merger Sub and Parent will take all reasonable action necessary to perform their respective obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. None of the Company, Parent or Merger Sub shall take any action that would reasonably be expected to render them unable to perform their respective obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     Section 7.2 Proxy Statement. The Company shall promptly prepare and file with the SEC preliminary proxy materials with appropriate requests for confidential treatment, which shall constitute the Company's proxy statement (the "Proxy Statement"). Parent and Merger Sub agree to cooperate in such
      ---------------
preparation and to provide promptly to the Company all information with respect to Parent, Merger Sub and the transactions contemplated by this Agreement required to be included or incorporated by reference therein. The Company will use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for the meeting of its stockholders to consider and vote upon this Agreement. Parent shall have a right to review and comment on the Company Proxy Statement and other proxy materials before filing with the SEC. Each of the Company and Parent shall notify each other after the receipt by it of any written or oral comments of the SEC and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings. The Proxy Statement shall contain the recommendation of the Board of Directors of the Company that the stockholders of the Company vote to approve and adopt the Merger and this Agreement, unless the Board of Directors of the Company concludes in good faith upon considering the advice of outside counsel that such recommendation would constitute a breach by the Board of Directors of the Company of its fiduciary duty under applicable law.

     Section 7.3 Access to Information; Confidentiality. From the date hereof to the Effective Time, the Company shall, and shall cause its Subsidiaries and its and their officers, directors, employees and representatives to, afford the representatives of Parent and Merger Sub reasonable access during normal business hours to its officers, employees, representatives, books and records, and shall furnish Parent and Merger Sub all financial data as Parent and Merger Sub, through their representatives, reasonably may request; provided, however, that the Company shall not be so obligated if, based upon written advice of its counsel, providing such access would reasonably likely violate applicable law. Parent and Merger Sub agree to hold in strictest confidence all, and not to disclose to others for any reason whatsoever, any non-public information received by it, any Subsidiary of Parent or Merger Sub or its or their representatives in connection with the transactions contemplated hereby except (i) as required by law; (ii) for disclosure to officers, directors, employees and representatives of Parent and the Subsidiaries of Parent as necessary in connection with the transactions and filings contemplated hereby; and (iii) for information which becomes publicly available other than through Parent or Merger Sub. In the event the Merger is not consummated, Parent and Merger Sub shall return to the Company all non-public information (no matter where contained) and other material obtained from the Company, the Subsidiaries of the Company or their representatives in connection with the transactions contemplated hereby, or shall certify to the Company that such information has been destroyed. Without limiting in any manner the obligations of Parent and Merger Sub under the foregoing provisions of this
Section 7.3, during the period between the date hereof and the Effective Time, or in the event that this Agreement is terminated for any reason by Parent, Merger Sub or the Company, all information disclosed by the Company to either Parent or Merger Sub relating in any manner to the Company's business, operations, prospects, financial position or results of operations shall not be used, employed or misappropriated in any manner by Parent, Merger Sub or any of their Affiliates, successors or assigns that would be detrimental, harmful or adverse to the business, operations, prospects, financial position or results of operations of the Company.

     Section 7.4    Indemnification of Company Directors, Officers and
Employees.

          (a) The Company shall, and from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, defend, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of the Company's Subsidiaries (each, an "Indemnified Party" and, collectively, the
                                  -----------------
"Indemnified Parties") against (i) all costs or expenses (including reasonable
 -------------------
attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer, director or employee, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (collectively, the "Indemnified Liabilities"); and (ii) all
                                   -----------------------
Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement, the Merger or the transactions contemplated hereby. The Company (or after the Effective Time, Parent and the Surviving Corporation) shall be entitled to participate in and, to the extent that it may wish, to assume the defense of any action, with counsel reasonably satisfactory to the Indemnified Party but, if any Indemnified Party believes that by reason of an actual or potential conflict of interest it is advisable for such Indemnified Party to be represented by separate counsel, or if the Company (or after the Effective Time, Parent and the Surviving Corporation) shall fail to assume responsibility for such defense, such Indemnified Party may retain counsel reasonably satisfactory to the Company (or after the Effective Time, Parent and the Surviving Corporation) who will represent such Indemnified Party, and the Company (or after the Effective Time, Parent and the Surviving Corporation) shall pay all reasonable fees and disbursements of such counsel promptly as statements therefor are received to the full extent permitted by applicable law upon receipt of any undertaking contemplated by the DGCL. The Indemnified Party and the Company (or after the Effective Time, Parent and the Surviving Corporation) will cooperate with each other and use all reasonable efforts to assist each other in the vigorous defense of any such matter; provided, however, that neither the Company, Parent nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent. Any Indemnified Party wishing to claim indemnification under this Section 7.4, upon learning of any such claim, action, suit, proceeding or
     -----------
investigation, shall promptly notify the Company, Parent or the Surviving Corporation, as applicable (but the failure to be so notified by an Indemnified Party shall not relieve it from any liability which it may have under this
Section 7.4 except to the extent such failure prejudices such party). The
-----------
indemnifying parties shall be required to pay for only one law firm, in addition to local counsel, in each applicable jurisdiction selected by the Indemnified Parties as a group in accordance with the foregoing provisions with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict in any significant issue between the positions of any two or more Indemnified Parties.

          (b) The Company does not currently maintain in effect policies of directors' and officers' liability insurance. Parent shall use its reasonable efforts to obtain coverage for the Company's officers and directors with respect to claims arising from facts or events which occurred after January 1, 1999 under policies of directors' and officers' liability insurance currently maintained in effect by Parent, such coverage to be effective as of the Closing Date.

          (c) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume the obligations set forth in this Section 7.4.
        -----------

          (d)  The provisions of this Section 7.4 (i) are intended to be for the
                                      -----------
benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have under the Company's certificate of incorporation, bylaws, by contract or otherwise.

          (e) In the event of any action, suit, proceeding or investigation with respect to which any Indemnified Party is entitled to indemnification under this Section 7.4, the parties hereto agree to cooperate and use their respective
     -----------
reasonable efforts to vigorously defend against and respond thereto.

     Section 7.5    Certain Filings.

          (a) The Company, Merger Sub and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material agreements, in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in taking such actions or making such filings, furnishing information required in connection therewith and seeking to obtain such actions, consents, approvals, or waivers in a timely manner.

          (b) If not previously filed by Parent, Merger Sub and the Company, Parent, Merger Sub and the Company will, by April 30, 1999, make such filings as may be required by the HSR Act with respect to the consummation of the transactions contemplated by this Agreement and will use all reasonable efforts to obtain early termination of any waiting period under the HSR Act. Parent, Merger Sub and the Company will file or cause to be filed as promptly as practicable with the United States Federal Trade Commission ("FTC") and the
                                                              ---
United States Department of Justice ("Justice Department") any supplemental
                                      ------------------
information which may be requested during the initial waiting period pursuant to the HSR Act. All filings referred to in this Section 7.5(b) will comply in all
                                             --------------
material respects with the requirements of the respective laws pursuant to which they are made.

          (c)  Without limiting the generality or effect of Section 7.5(b) and
                                                            --------------
notwithstanding any provision herein to the contrary, each of the parties will
(i) use commercially reasonable best efforts to comply as expeditiously as possible with all lawful requests of Governmental Authorities for additional information and documents during the initial waiting period pursuant to the HSR Act, (ii) not (A) extend any waiting period under the HSR Act or (B) enter into any voluntary agreement with any Governmental Authorities not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other, and (iii) cooperate with each other and use reasonable efforts to obtain the requisite approval of the FTC and Justice Department.

     Section 7.6 Public Announcements. So long as this Agreement is in effect, Parent, Merger Sub, and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement. Without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld, Parent, Merger Sub and the Company will not issue, or permit any of its agents or Affiliates to issue, any press releases or otherwise make or permit any of its agents or Affiliates to make, public statements with respect to this Agreement or the transactions contemplated by this Agreement, except as may be required by law, stock exchange requirements or by obligations pursuant to any listing agreement under which the Shares is quoted on the NASDAQ National Market System. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 7.6.
                                        -----------

     Section 7.7 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to, and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     Section 7.8 Notices of Certain Events. Each of the Company, Parent and Merger Sub shall promptly notify the other party hereto of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement. If any party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Parent, Merger Sub and the Company will consult and cooperate with one another with respect to (and prior to) any understandings, undertakings or agreements (oral or written) which are proposed to be made or entered into with any Governmental Authority in connection with the transactions contemplated by this Agreement, and no such understanding, undertaking, or agreement shall be made or entered into without the mutual agreement of Parent, Merger Sub and the Company;

          (c) any Proceedings commenced or, to its Knowledge, threatened against, relating to, or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or that relate to the consummation of the transactions contemplated by this Agreement; and

          (d) (i) the discovery by such party that any representation or warranty contained in this Agreement is untrue or inaccurate in any material respect (or in any respect in the case of any representation or warranty containing any materiality qualification), (ii) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of the representations or warranties in this Agreement to be untrue or incorrect in any material respect (or in any respect in the case of any representation or warranty containing any materiality qualification) at the Effective Time, except for representations and warranties that speak as of a specified date, which need only be true and correct as of the specified date, and (iii) any material failure (or any failure in the case of any covenant, condition or agreement containing any materiality qualification) on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.8(d) shall not limit or otherwise affect the
                 --------------
remedies available hereunder to the party receiving such notice.

     Section 7.9 Company Stockholders' Meeting. The Company shall promptly take all action reasonably necessary in accordance with the DGCL and its certificate of incorporation and bylaws to convene the Company Stockholders' Meeting. The Board of Directors of the Company (i) shall recommend at such meeting that the stockholders of the Company vote to adopt and approve the Merger and this Agreement; (ii) shall use its reasonable efforts to solicit from stockholders of the Company proxies in favor of such adoption and approval; and
(iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of the adoption and approval of the Merger and this Agreement; provided, however, that the Board of Directors of the Company may withdraw, modify or change such recommendation, decline to solicit from the stockholders of the Company such proxies, and decline to take any such other action necessary to secure such a vote of the Company's stockholders, if it determines in good faith, upon considering the advice of outside counsel, that making such recommendation, soliciting from the stockholders of the Company such proxies, and taking such other action necessary to secure such a vote of the Company's stockholders, or the failure to so withdraw, modify or change such recommendation, or the failure to decline to solicit from the stockholders of the Company such proxies, or the failure to decline to take any such other action necessary to secure such a vote of the Company's stockholders, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of the Board of Directors to breach their fiduciary duties under applicable law. At such meeting, all Shares then owned by Parent, Merger Sub, or any other Affiliate of Parent, or with respect to which Parent, Merger Sub, or any other Affiliate of Parent holds the power to direct the voting, shall be voted in favor of the adoption and approval of the Merger and this Agreement.

     Section 7.10   Expenses and Fees.

          (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, including, without limitation, (i) the filing fee and expenses incurred in connection with the filing under the HSR Act with Parent as the acquiring person shall be paid by Parent, and (ii) all filing fees and expenses and printing and mailing expenses incurred in connection with the Proxy Statement shall be paid by the Company. Notwithstanding anything to the contrary in this paragraph, $250,000 of fees and expenses of the Company shall be reimbursed by Parent or Merger Sub to the Company if the Merger is not consummated due to the failure to obtain the requisite approval from the FTC and the Justice Department as a result of Parent's acts or omissions.

          (b)  Notwithstanding the provisions of Section 7.10(a), if this
                                                 ---------------
Agreement is terminated in accordance with Section 9.1(g) or Section 9.1(h), the
                                           --------------    --------------
Company shall promptly, but in no event later than three business days after written request by Parent, pay to Parent an amount equal to $2,600,000 in immediately available funds, if, and only if, a Triggering Event (as defined below) shall have occurred prior to termination of this Agreement in accordance with Section 9.1(g) or Section 9.1(h). As used herein, "Triggering Event" shall
     --------------    --------------                   ----------------
mean the occurrence of any of the following events: (i) the Company shall have entered into an agreement with respect to any Company Acquisition Proposal; or
(ii) the Company Board of Directors shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or Merger Sub.

          (c)  Notwithstanding the provisions of Section 7.10(a), if this
                                                 ---------------
Agreement is terminated in accordance with Section 9.1(i), Parent shall
                                           --------------
promptly, but in no event later than three business days after written request by the Company, pay to the Company an amount equal to $2,600,000 in immediately available funds.

     Section 7.11 Employee Benefits. Parent shall cause, as promptly as practicable after the Effective Time, the participation of all employees of the Company as of the Effective Time in the various benefit plans and programs maintained for Magellan employees or, at Parent's discretion, Parent employees, or in substantially similar programs, including any of the following benefit plans maintained as of the Effective Time, in each case to the extent a similarly situated Magellan or Parent employee is entitled to participate therein: medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Section 125 benefit arrangements, bonus, profit-sharing or other incentive plans, dependent care assistance and severance benefits, to the extent the Company employees meet the eligibility requirements for each such plan or program and their participation therein is consistent with the terms of such plan or program and all applicable laws or regulations and for so long as such plans and programs are provided to the employees of Magellan or Parent (as applicable); provided, however, that any preexisting condition exclusion applicable under plans and programs pursuant to which such employee benefits are provided to employees of the Company and the Company Subsidiaries shall be waived; and provided, further, that Parent shall, or shall cause Magellan to (as applicable) credit each employee of the Company and the Company Subsidiaries with any deductibles already incurred during the year such coverage under the Magellan or Parent (as applicable) benefit plans begins.

          (a) With respect to any "employee benefit plan" as defined in Section 3(3) of ERISA maintained by Magellan or Parent and in which Company employees are allowed to participate pursuant to Section 7.11(a), for all purposes, including, but not limited to, determining eligibility to participate, level of benefits and vesting, service with the Company or any Company Subsidiary shall be treated as service with Magellan or Parent, as applicable; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

          (b) On or before, but effective as of the Effective Time, the Company and the Company Subsidiaries shall take such actions as may be necessary to cause each individual employed by the Company and any Company Subsidiaries immediately prior to the Effective Time to have a fully vested and nonforfeitable interest in such employee's account balance under the 401(k) plan sponsored by the Company and the Company Subsidiaries as of the Effective Time.

     Section 7.12 Takeover Statute. If Section 203 of the DGCL or any other takeover statute ("Takeover Statute") shall become applicable to the
                   ----------------
transactions contemplated hereby, the Company and the members of the Board of Directors of the Company, subject to their fiduciary duties, shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the transactions contemplated hereby.

     Section 7.13 Efforts to Consummate the Merger. Parent, Merger Sub and the Company each agree to use their commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under the terms of this Agreement or applicable Legal Requirements to consummate the Merger as soon as practicable after the date hereof, including, without limitation, securing all consents and authorizations of third parties and giving all notices to third parties which may be necessary or reasonably required in order to consummate the Merger, and Parent, Merger Sub and the Company shall use their reasonable efforts to promptly cooperate to obtain all necessary Governmental Authorizations necessary to consummate the Merger.

     Section 7.14 Assumption of Debt. The Company shall use its reasonable efforts to obtain an agreement from Company's lender that the Company's indebtedness will be assumable by Merger Sub or another Subsidiary of Parent.

                                 ARTICLE VIII.
                           CONDITIONS TO THE MERGER

     Section 8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the prior satisfaction of the following conditions:

          (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with the applicable provisions of the DGCL;

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

          (c) all authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Authority which, if not obtained in connection with the consummation of the transactions contemplated hereby, could reasonably be expected to have a Material Adverse Effect on the Company (collectively, "Required Regulatory Approvals"), shall have been obtained, have been declared
 -----------------------------
or filed or have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect; and

          (d) no provision of any applicable Legal Requirement and no judgment, injunction, order or decree shall prohibit the consummation of the Merger.

     Section 8.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the prior satisfaction or waiver of the following further conditions:

          (a) Each of the representations and warranties of the Company contained in this Agreement (without giving effect to any qualification contained therein as to materiality, including, without limitation, the phrases "material," "in all material respects," "substantial," or "substantially," and "Material Adverse Effect"), shall be true and correct on and as of the Closing Date except (i) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such particular date and (ii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on the Company. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality. Since July 31, 1998, there has not been any event, occurrence or development which has had or reasonably could be expected to have a Material Adverse Effect with respect to the Company. Parent and Merger Sub shall have received at the Effective Time a certificate, dated the day of the Effective Time and validly executed by or on behalf of the Company, to the effect that the conditions set forth in preceding three sentences have been so satisfied.

          (b) All consents, approvals and waivers from any Person necessary to the consummation of the transactions contemplated hereby shall have been obtained, including, without limitation, consents from the Company's lender of the redemption of the Series "A" Preferred Stock as provided in Section 3.4.

          (c) Holders of not more than 10% of the total outstanding Shares shall have demanded appraisal rights for their Shares in accordance with DGCL.

     Section 8.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the prior satisfaction or waiver of the following further conditions:

          Each of the representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any qualification contained therein as to materiality, including, without limitation, the phrases "material," "in all material respects," "substantial," or "substantially," and "Material Adverse Effect"), shall be true and correct on and as of the Closing Date except (i) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such particular date and (ii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Parent. Parent and Merger Sub shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.
The Company shall have received at the Effective Time certificates, dated the day of the Effective Time and validly executed by or on behalf of Parent and Merger Sub, to the effect that the conditions set forth in preceding two sentences have been so satisfied.

                                  ARTICLE IX.
                        TERMINATION; AMENDMENT; WAIVER

     Section 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company in accordance with one or more of the following:

          (a) by mutual written consent executed by the Company, Merger Sub and Parent and duly authorized by the respective Board of Directors of the Company, Merger Sub and Parent;

          (b) By Parent or Merger Sub if there is a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if (i) any representation or warranty of the Company that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of the Company that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 8.2 would
                                                            -----------
not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is capable of being cured by the Company prior to the Effective Time through the exercise of its best efforts, Parent and Merger Sub shall promptly give notice of such Terminating Company Breach to the Company and if such Terminating Company Breach is cured within 20 days after giving notice to the Company of such breach, neither Parent nor Merger Sub may terminate this Agreement under this Section 9.1(b);
                                    --------------

          (c) By the Company, if there is a material breach of any covenant or agreement on the part of the Parent or Merger Sub set forth in this Agreement, or if (i) any representation or warranty of Parent or Merger Sub that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Parent or Merger Sub that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 8.3 would not be satisfied ("Terminating Parent
                        -----------                          ------------------
Breach"); provided, however, that, if such Terminating Parent Breach is capable
------
of being cured by Parent or Merger Sub prior to the Effective Time through the exercise of its best efforts, the Company shall promptly give notice of such Terminating Parent Breach to Parent and Merger Sub and if such Terminating Parent Breach is cured within 20 days after giving written notice to Parent and Merger Sub of such breach, the Company may not terminate this Agreement under this Section 9.1(c);
     --------------

          (d) by Parent, Merger Sub or the Company if the Closing Date shall not have occurred, other than through the failure of any such party to fulfill its obligations hereunder, on or before December 23, 1999 (assuming that Parent, Merger Sub and the Company have caused their respective filing(s) required by the HSR Act to be made on or before April 30, 1999, and it being understood that Parent, Merger Sub and the Company are each obligated hereunder to use their respective commercially reasonable best efforts to comply with any later request(s) for information made by any Governmental Authority having jurisdiction under the HSR Act) or such later date agreed to in writing by Parent, Merger Sub and the Company; provided, that none of Parent, Merger Sub or the Company shall be entitled to terminate this Agreement pursuant to this
Section 9.1(d), if the Merger has not been consummated as a result of such
--------------
party's (or its Affiliates') material breach of any representation, warranty or covenant set forth in this Agreement;

          (e) by Parent, Merger Sub or the Company if any court of competent jurisdiction in the United States of America or other (federal or state) Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have been final and nonappealable;

          (f) by Parent, Merger Sub or the Company if this Agreement shall not have been approved or adopted by the stockholders of the Company after the matter shall have been presented to them for a vote at the Company Stockholders' Meeting (including any adjournment thereof);

          (g) by the Company if the Board of Directors of the Company determines to accept a Superior Proposal and withdraws its recommendation in favor of adoption and approval of the Merger and this Agreement because the Company's Board of Directors believes in good faith that such a withdrawal is necessary for the Company's Board of Directors to act in a manner which is consistent with its fiduciary duties to the stockholders of the Company; or

          (h) by Parent or Merger Sub if (i) the Board of Directors of the Company shall have withdrawn or materially and adversely modified its recommendation of the Merger or this Agreement; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company that they approve a Company Acquisition Proposal other than contemplated by this Agreement; (iii) a tender offer or exchange offer that, if successful, would result in any Person or "group" (such term having the meaning in this Section 9.1(h) as is ascribed under Regulation 13D
                           --------------
under the Exchange Act) becoming a Beneficial Owner of 50% or more of the outstanding Shares is commenced (other than by Parent, Merger Sub or any of their Affiliates) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; or (iv) for any reason the Company fails to call and hold the Company Stockholders Meeting by December 23, 1999 (provided that Parent's right to terminate this Agreement under such clause (iv) shall not be available if at such time the Company would be entitled to terminate this Agreement under
Section 9.1(c)); or

          (i) By the Company if the Board of Directors of Parent or Merger Sub shall have withdrawn or materially and adversely modified its approval of the Merger or this Agreement.

     Section 9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 hereof, this Agreement
                                          -----------
shall thereafter become void and have no effect, without any liability on the part of any party or its directors, other than the provisions of Sections 7.3
                                                                 ------------
(to the extent regarding confidentiality and the obligation not to use the Company's information to its detriment or harm), 7.10, and Article X; provided,
                                                 ----      ---------
however, that nothing contained in this Section 9.2 shall relieve any party from
                                        -----------
liability for any breach or violation of this Agreement.

                                  ARTICLE X.
                                 MISCELLANEOUS

     Section 10.1 Non-Survival of Representations and Warranties; Representation, Warranties, Covenants and Agreements of Merger Sub. All representations warranties, covenants and other agreements in this Agreement shall not survive the Merger, and after the Effective Time neither the Company, Parent, Merger Sub or their respective officers or directors shall have any further obligation with respect thereto. This Section 10.1 shall not limit any
                                              ------------
covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time. Notwithstanding anything to the contrary in this Agreement, all representations, warranties, covenants and agreements of Merger Sub shall be made as of August 26, 1999.

     Section 10.2 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, including, without limitation, the Old Agreement, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 10.3 Amendment and Modification. This Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of the parties hereto at any time before or after approval hereof by the stockholders of the Company, but after such approval, any amendment shall be made in accordance with applicable Legal Requirements.

     Section 10.4 Waiver; Consents. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that any such waiver that affects the rights of the stockholders of the Company shall be in accordance with applicable Legal Requirements. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

     Section 10.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section 10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the next Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice to the respective parties as follows:

          if to Parent or Merger Sub to:

               Orbital Sciences Corporation
               21700 Atlantic Boulevard
               Dulles, VA 20166
               Telecopy No. 703-406-5572
               Attention: Legal Department

          with a copy (which shall not constitute notice) to:

               Latham & Watkins

               135 Commonwealth Drive
               Menlo Park, CA 94025
               Telecopy No. 650-463-2600
               Attention: Ora Fisher

          if to the Company to:

               Lowrance Electronics, Inc.
               12000 East Skelly Drive
               Tulsa, OK 74128
               Telecopy No. 918-234-1714
               Attention: Mr. Darrell J. Lowrance

          with a copy (which shall not constitute notice) to:

               Stuart, Biolchini, Turner & Givray
               Suite 3300
               First Place Tower
               Fifteen East Fifth Street
               Tulsa, OK 74103
               Telecopy No. (918) 582-3033
               Attention: Robert F. Biolchini, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 10.8 Jurisdiction. Any process against Parent, Merger Sub or the Company in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section 10.6 with the same effect as though served on it personally.
   ------------

     Section 10.9 Descriptive Headings. The descriptive headings and table of contents are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 10.10 Parties in Interest; No Third Party Beneficiary. Except as set forth in Section 7.4, this Agreement shall be binding upon and inure solely
             -----------
to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.12 Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

     Section 10.13 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise.

                       [SIGNATURES ON FOLLOWING PAGE(S)]

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                   ORBITAL SCIENCES CORPORATION

                                   By: /s/ David W. Thompson
                                   --------------------------------------
                                   Name:   David W. Thompson
                                   Title:  President and Chief Executive Officer

                                   ORBITAL MERGER SUB, INC.

                                   By: /s/ Jeffrey V. Pirone
                                     ------------------------------------
                                   Name:   Jeffrey V. Pirone
                                   Title:  Vice President and Secretary

                                   LOWRANCE ELECTRONICS, INC.

                                   By: /s/ Darrell J. Lowrance
                                     -------------------------
                                   Name:   Darrell J. Lowrance
                                   Title:  President and Chief Executive Officer

                                   EXHIBIT A

                                  DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement.

          "Affiliate" means, with respect to a specified Person, (a) any Entity
           ---------
of which such Person is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the Beneficial Owner of 10% or more of any class of equity security thereof or other financial interest therein; (b) if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse (such relative being related to the individual in question within the second degree) and any Entity of which any such relative, spouse, or relative of spouse is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the Beneficial Owner of 10% or more of any class of equity security thereof or other financial interest therein; (c) if such Person is an Entity, any director, executive officer, partner, trustee or other fiduciary or any direct or indirect Beneficial Owner of 10% or more of any class of equity security of, or other financial interest in, such Entity; (d) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified, or (e) with respect to the Company, any stockholder. For purposes of this definition, "executive officer" means the president, any vice president in charge of a principal business unit, division or function such as sales, administration, research and development, or finance, and any other officer, employee or other Person who performs a policy making function or has the same duties as those of a president or vice president. For purposes of this definition, "control" (including "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of
           ----------------
the General Rules and Regulations promulgated under the Exchange Act as in effect as of the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company Business Facility" means any land, building or structure
           -------------------------
owned or leased by the Company and/or any Subsidiary of the Company.

          "Entity" means any corporation (including any non-profit corporation),
           ------
general partnership, limited partnership, limited liability company, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature.

          "Environmental Conditions" means the introduction into the environment
           ------------------------
of any Hazardous Substance (whether or not upon any Company Business Facility or other property) as a result of which the Company or any of its Subsidiaries has or may become liable to any Person or by reason of which any Company Business Facility or any of the assets of the Company or its Subsidiaries may suffer or be subject to any lien.

          "Environmental Laws" means any and all Legal Requirements that relate
           ------------------
to public and worker health and safety and pollution, contamination, preservation, protection, or clean-up of the air, surface water, ground water, soil or wetlands and activities or conditions relating thereto.

          "Environmental Permit" means all permits, licenses, certificates,
           --------------------
registrations, identification numbers, applications, consents, approvals, variances, notices of intent, and exemptions necessary for the ownership, use and/or operation of any current Company Business Facility to comply with Requirements of Environmental Laws.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder.

          "GAAP" means generally accepted United States accounting principles,
           ----
consistently applied.

          "Governmental Authority" means any governmental authority, including,
           ----------------------
but not limited to, any foreign governmental authority, the United States of America, any State of the United States, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority of any of the foregoing, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

          "Governmental Authorization" means any permit (including, but not
           --------------------------
limited to, any Environmental Permit), license, franchise, approval (including clearance under the HSR Act), certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

          "Hazardous Substance" shall mean any pollutant, contaminant, chemical,
           -------------------
and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, and slag, that is subject to regulation, control or remediation under any Environmental Laws; and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge"; unless otherwise specifically defined in the text of the
           ---------
Agreement with respect to one or more Sections, the Company or Parent, as appropriate, shall be deemed to have "knowledge" of a particular fact or other matter if any director or executive officer of the Company or Parent, as appropriate, has current, actual knowledge of such fact or other matter or if such director or executive officer would have such knowledge through the conduct of his duties in a reasonable manner in accordance with generally accepted industry standards.

          "Legal Requirement" shall mean any applicable law (including, but not
           -----------------
limited to, Environmental Laws), statute, ordinance, decree, requirement, order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any Governmental Authorization issued by, any Governmental Authority which exists on the date of this Agreement and/or exists up to and including the Closing Date.

          "Material Adverse Effect," when used in this Agreement in connection
           -----------------------
with the Company and its Subsidiaries, or Parent and its Subsidiaries, as the case may be, means any event, circumstances, effect, fact or condition that individually or in the aggregate with all other events, facts, circumstances, effects or conditions is or could reasonably be anticipated to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company and all of its Subsidiaries or Parent and all of its Subsidiaries, as applicable, taken as a whole, excluding specifically any such event, fact or condition resulting from or relating to (a) changes in general economic or political conditions or (b) changes arising out of the effects of the seasonality and volatility of the Company's and its Subsidiaries' businesses consistent with the historic seasonality and volatility of the Company's and its Subsidiaries' businesses.

          "Organizational Documents" means, with respect to a corporation, the
           ------------------------
certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a general partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; with respect to a limited partnership, the limited partnership agreement and the certificate of limited partnership of such limited partnership; with respect to a trust, the instrument establishing such trust; and with respect to any other Entity, any charter document or other document or agreement executed, adopted, approved, ratified or filed in connection with the formation, creation, constitution, governance or organization of such Entity, in each case including any and all amendments or modifications thereof.

          "Person" means any individual, Entity or Governmental Authority.
           ------

          "Proceeding" means any action, suit, litigation, arbitration, lawsuit,
           ----------
claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), review, prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation, challenge, controversy or dispute commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

          "Requirement(s) of Environmental Law(s)" means all requirements,
           --------------------------------------
conditions, restrictions or stipulations of Environmental Laws applicable to the Company, its Subsidiaries or the assets and/or the business of the Company or any of its Subsidiaries.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, joint venture, joint stock association, business trust or other Entity of which such Person or another Subsidiary of such Person directly or indirectly owns more than 20% of the outstanding capital stock or other equity interest.

          "Tax" or "Taxes" means any federal, state, local or foreign net or
           ---      -----
gross income, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamped, occupation, premium, personal property, real property, capital stock, profits, social security, unemployment, disability, registration, value added, estimated, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed by any Governmental Authority.

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.